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                                  EXHIBIT 99.1

ITEM 6. SELECTED FINANCIAL DATA (DECEMBER 31, 2004)

5-YEAR CONSOLIDATED SUMMARY OF FINANCIAL RESULTS
(DOLLARS IN THOUSANDS, EXCEPT RATIOS AND PER-SHARE DATA)

                                                                       For the Year
                                             ---------------------------------------------------------------
                                                 2004         2003         2002         2001         2000
                                             -----------   ----------   ----------   ----------   ----------
SUMMARY OF INCOME
Interest income ..........................   $   493,643   $  435,531   $  469,288   $  518,680   $  519,661
Interest expense .........................       135,994      131,094      158,219      227,962      243,874
                                             -----------   ----------   ----------   ----------   ----------
Net interest income ......................       357,649      304,437      311,069      290,718      275,787
Provision for loan losses ................         4,717        9,705       11,900       14,585       15,024
Other income .............................       138,864      134,370      114,012      102,057       76,717
Other expenses ...........................       277,515      233,651      226,046      220,292      188,159
                                             -----------   ----------   ----------   ----------   ----------
Income before income taxes ...............       214,281      195,451      187,135      157,898      149,321
Income taxes .............................        64,673       59,084       56,181       46,136       44,224
                                             -----------   ----------   ----------   ----------   ----------
Net income ...............................   $   149,608   $  136,367   $  130,954   $  111,762   $  105,097
                                             ===========   ==========   ==========   ==========   ==========

PER-SHARE DATA (1)
Net income (basic) .......................   $      1.00   $     0.97   $     0.93   $     0.79   $     0.75
Net income (diluted) .....................          0.99         0.96         0.92         0.78         0.75
Cash dividends ...........................         0.518        0.475        0.425        0.385        0.344

RATIOS
Return on average assets .................          1.45%        1.55%        1.66%        1.49%        1.50%
Return on average equity .................         13.98        15.23        15.61        14.33        15.58
Return on average equity (tangible) (2) ..         18.58        17.33        17.25        15.97        16.19
Net interest margin ......................          3.83         3.82         4.35         4.27         4.31
Efficiency ratio .........................         55.90        54.00        52.70        55.50        53.00
Average equity to average assets .........         10.30        10.20        10.60        10.40         9.60
Dividend payout ratio ....................         51.80        49.00        45.70        48.70        45.90

PERIOD-END BALANCES
Total assets .............................   $11,160,148   $9,768,669   $8,388,915   $7,771,598   $7,365,487
Loans, net of unearned income ............     7,584,547    6,159,994    5,317,068    5,373,020    5,374,659
Deposits .................................     7,895,524    6,751,783    6,245,528    5,986,804    5,502,703
Federal Home Loan Bank advances and
   long-term debt ........................       684,236      568,730      535,555      456,802      559,503
Shareholders' equity .....................     1,244,087      948,317      864,879      812,341      731,854

AVERAGE BALANCES
Total assets .............................   $10,344,768   $8,803,285   $7,901,398   $7,520,763   $7,020,039
Loans, net of unearned income ............     6,901,452    5,589,663    5,381,950    5,341,497    5,131,651
Deposits .................................     7,285,134    6,505,371    6,052,667    5,771,089    5,245,019
Federal Home Loan Bank advances and
   long-term debt ........................       637,654      566,437      476,415      500,162      476,590
Shareholders' equity .....................     1,069,904      895,616      839,111      779,706      674,487

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(1)  Adjusted for stock dividends and stock splits.

(2) Net income divided by average shareholders' equity, net of goodwill and intangible assets.


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